Exhibit 99.1

ION announces entry into restructuring support agreement for its Second Lien Notes

•Exchange Offer for New Convertible Second Lien Notes provides opportunity to extend maturity 4 years and significantly reduce debt upon conversion
•Existing shareholders have opportunity to participate in New Convertible Second Lien Notes or additional shares through concurrent Rights Offering
•Company intends to hold special meeting to approve transactions in February and consummate the offers as soon as practicable thereafter

HOUSTON, December 23, 2020 /PRNewswire/ -- ION Geophysical Corporation (NYSE: IO) announced today that it has agreed to implement certain Restructuring Transactions (the “Restructuring Transactions”) pursuant to a Restructuring Support Agreement (together with its exhibits, the “Agreement”) with approximately 84% of the holders (the “Supporting Noteholders”) of its outstanding 9.125% Senior Secured Second Priority Notes due December 2021 (the “Existing Second Lien Notes”).

Chris Usher, ION’s President and CEO, commented, “We are pleased to have reached this restructuring support agreement with holders of more than 85% of our outstanding bonds, which gives us the opportunity to extend the December 2021 maturity by 4 years to 2025 and provides the potential to significantly de-lever as we perform against our strategy in the coming years. Reducing financial leverage has been a priority and this represents a key milestone we’ve made toward that goal. My team and I appreciate the support of our bondholders in this mutually beneficial deal, which also provides our shareholders the opportunity to participate in a Rights Offering for the new notes or additional shares to minimize dilution from the transactions and which delivers liquidity for the company.”

“Once we complete these transactions, we will be able to focus on executing our refined asset‑light strategy to drive long-term profitable growth in both core and new markets. The restructuring will provide increased flexibility to operate the business through the tail of the pandemic and to support our diversification strategy as markets recover. We believe the combination of a more robust balance sheet and streamlined cost structure will enable us to maximize returns from our innovative technology and valuable assets. ION will emerge stronger and more resilient.”

The Restructuring Transactions consist of:

(i)an offer to exchange (the “Exchange Offer”) all outstanding Existing Second Lien Notes, with each $1,000 principal amount of such Notes tendered exchanged for (a) $150 in cash, (b) $850 of New Second Lien Convertible Notes (as defined below), subject to certain rights to instead deliver or receive Common Stock, and (c) $35, at the Company’s option, either in (I) cash, (II) Common Stock, based on the 20 trading day VWAP straddling this announcement (the “Deal Price”), or (III) New Second Lien Convertible Notes (collectively, the “Exchange Consideration”), plus payment of all accrued and unpaid interest; and

(ii)the granting of the right to all holders of ION’s Common Stock to participate in a rights offering (the “Rights Offering”) to subscribe for a pro rata share (with over-subscription rights) of up to $50 million of New Second Lien Convertible Notes issued at par, or Common Stock issued at the Deal Price. ION is in active dialogue with several current and new investors about serving as a backstop party on the Rights Offering, which backstop parties would be entitled to a customary fee of no more than 5%.

The “New Second Lien Convertible Notes” will accrue interest at the rate of 8.0% per annum, mature on December 15, 2025, be secured on a second-priority basis, subject to liens securing ION’s obligations under its existing credit agreement, and unconditionally guaranteed by certain ION subsidiaries. Holders of the New Second Lien Convertible Notes may convert all or any portion of their notes at their option at any time prior to the maturity date. The conversion price of the New Second Lien Convertible Notes shall be a 25% premium to the Deal Price but shall be no lower than $1.80 per share and no higher than $3.00 per share. ION will have the right, on or after the 18 month anniversary of the issue date, to convert all or part of the outstanding New Second Lien Convertible Notes if ION’s Common Stock has a 20 trading day VWAP of at least 175% of the conversion price then in effect. Holders of the New Second Lien Convertible Notes will also be entitled to certain voting rights and the right to designate two independent directors to ION’s Board of Directors.

In connection with the Restructuring Transactions, ION has agreed to seek shareholder approval to, among other things, increase the number of its authorized shares available for issuance. ION intends to hold a special shareholder meeting in February and consummate the Exchange Offer and Rights Offering as soon as practicable thereafter, subject to the conditions detailed in the Restructuring Support Agreement.

For additional details regarding the Restructuring Transactions, including the Exchange Offer and the Rights Offering, please see our Current Report on Form 8-K filed with the SEC on December 23, 2020. ION will disclose final details regarding the Exchange Offer and the Rights Offering in future press releases and in its future registration statement and other filings with the SEC.

The Company was represented by Winston & Strawn LLP and Oppenheimer & Co. Inc. The Supporting Noteholders were represented by Ropes & Gray LLP and FocalPoint Partners LLC.

About ION
Leveraging innovative technologies, ION delivers powerful data-driven decision-making to offshore energy, ports and defense industries, enabling clients to optimize operations and deliver superior returns. Learn more at iongeo.com.

Contact
Mike Morrison
Executive Vice President and Chief Financial Officer
+1.281.879.3615

The information herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include information and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the risks associated with our ability to complete the Restructuring Transactions and other related matters in a timely manner, if at all; the timing and development of ION Geophysical Corporation's products and services; pricing pressure; decreased demand; changes in oil prices; political, execution, regulatory, and currency risks; the COVID-19 pandemic; and agreements made or adhered to by members of OPEC and other oil producing countries to maintain production levels. For additional information regarding these various risks and uncertainties, see our Form 10-K for the year ended December 31, 2019, filed on February 6, 2020. Additional risk factors, which could affect actual results, are disclosed by the Company in its filings with the Securities and Exchange Commission ("SEC"), including its Form 10-K, Form 10-Qs and Form 8-Ks filed during the year. The Company expressly disclaims any obligation to revise or update any forward-looking statements.

Certain Information Regarding Participants in the Solicitation
The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters discussed above for which shareholder approval will be sought at an upcoming shareholder meeting. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement for the meeting when it becomes available. Additional information regarding the Exchange Offer and the Rights Offering will also be included in registration statements to be filed by the Company. Investors and security holders may obtain copies of the proxy statement, the registration statements and any other related documents free of charge through the website maintained by the SEC at www.sec.gov or from the Company at the Investor Relations section of its website, www.iongeo.com, or, alternatively, by directing a request by mail to ION Geophysical Corporation, 2105 CityWest Blvd., Suite 100, Houston, TX 77042-2855, Attention: Corporate Secretary.